Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors

Sotherly Hotels Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 of Sotherly Hotels Inc. and subsidiaries (the “Company”) of our report dated March 25, 2022 with respect to the consolidated financial statements and the related financial statement schedule which report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ FORVIS, LLP (formerly Dixon Hughes Goodman LLP)

Richmond, Virginia

July 20, 2022